UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street		33178
Miami,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 6, 2022, our shareholders voted as indicated below on the following proposals. All proposals other than Proposal 4 passed and each director nominee was re-elected.

1.Election of eleven directors for a one-year term of office expiring at the 2023 Annual Meeting.

Nominees For Against Abstain        Broker Non-Votes
Robert J. Eck 38,035,929 3,236,857 58,901          4,291,090
Robert A. Hagemann 41,140,434 130,360 60,893 4,291,090
Michael F. Hilton 39,845,760 1,425,905 60,022 4,291,090
Tamara L. Lundgren 40,170,151 1,104,713 56,823 4,291,090
Luis P. Nieto, Jr. 39,395,647 1,875,757 60,283 4,291,090
David G. Nord 41,149,983 121,512 60,192 4,291,090 Robert E. Sanchez 38,770,766 2,279,143 281,778 4,291,090
Abbie J. Smith 39,286,995 1,987,623 57,069 4,291,090
E. Follin Smith 38,674,518 2,597,573 59,596 4,291,090
Dmitri L. Stockton 40,741,865 528,990 60,832     4,291,090
Hansel E. Tookes, II 38,685,176 2,586,114 60,397          4,291,090

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered certified public          accounting firm for the 2022 fiscal year.

For	Against	Abstain	Broker Non-Votes
44,109,806	1,429,013	83,958	—

3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
39,181,537	2,059,706	90,444	4,291,090
4. Shareholder proposal regarding written consent.

For	Against	Abstain	Broker Non-Votes
2,482,676	34,545,762	4,303,249	4,291,090

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2022	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
	Name:	Robert D. Fatovic
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary